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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ________________


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                ________________


     Date of Report (Date of earliest event reported):     OCTOBER 28, 2005






                                  CHATTEM, INC.
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             (Exact name of registrant as specified in its charter)



       TENNESSEE                     0-5905                      62-0156300
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(State of incorporation)      (Commission File No.)             (IRS Employer
                                                             Identification No.)



               1715 WEST 38TH STREET, CHATTANOOGA, TENNESSEE 37409
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          (Address of principal executive offices, including zip code)



                                 (423) 821-4571
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              (Registrant's telephone number, including area code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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         On October 28, 2005, Chattem, Inc. (the "Company") entered into a non-competition and severance agreement (the "Severance Agreement") with Robert
E. Bosworth, the President and Chief Operating Officer of the Company. The terms of the Severance Agreement are consistent with the terms of the severance agreements the Company has previously entered into with its other executive officers, except for the Company's Chairman and Chief Executive Officer, which are described in the Company's 2005 proxy statement. A copy of the Severance Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

         The Severance Agreement is operative only upon the occurrence of a change in control of the Company and is intended to secure continuity of management during, and an unbiased review of, any offer to acquire control of the Company and, to impose various restrictions on competitive employment should Mr. Bosworth leave the Company's employment. Absent a change in control of the Company, the severance agreement does not require the Company to retain Mr. Bosworth or to pay him any specified level of compensation.

         The Severance Agreement becomes operative if Mr. Bosworth's employment with the Company is terminated or constructively discharged within twenty-four
(24) months of the occurrence of a change in control of the Company, or if Mr. Bosworth elects to terminate his employment during a period of 60 days following the initial six-month period after the occurrence of a change of control of the Company. If the Severance Agreement becomes operative, Mr. Bosworth will be entitled to receive a termination payment equal to 200 percent of his average annualized includable compensation from the Company during the five most recently completed fiscal years and the continuation of certain Company-provided benefits for a two (2) year period. Includable compensation for purposes of calculating the severance benefit generally includes all compensation paid to Mr. Bosworth by the Company and will be calculated in accordance with the applicable provisions of the Internal Revenue Code.

         A change of control of the Company will be deemed to occur if (i) there is a change of one-third or more of the directors of the Company within any 12-month period; (ii) there is a change of one-half or more of the directors of the Company within any 24-month period; or (iii) any person acquires ownership or the right to vote 35% or more of the Company's outstanding voting shares.

         In addition, during the term of the Severance Agreement (which is the period from the date of execution until the date that is three (3) years after the termination of Mr. Bosworth's employment with the Company), Mr. Bosworth is required to maintain all confidential information and trade secrets of the Company obtained during the course of his employment with the Company as confidential. The Severance Agreement also provides that during this same time period Mr. Bosworth will not accept compensation from, or provide any services to, any entity or person which has or does a significant business involving, in whole or in part, health and beauty aid products sold over the counter in competition with the Company in the United States.



ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS
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                (c)  The following exhibits are being furnished herewith:


                     Exhibit No.    Exhibit Description
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                        10.1        Non-Competition and Severance Agreement
                                    between Chattem, Inc. and Robert E. Bosworth dated October 28, 2005

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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




November 3, 2005                          CHATTEM, INC.



                                          By: /s/ Theodore K. Whitfield, Jr.
                                              ----------------------------------
                                              Theodore K. Whitfield, Jr.
                                              Vice President and General Counsel



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                                  EXHIBIT INDEX
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Exhibit No.                     Exhibit Description
-----------                     -------------------

   10.1         Non-Competition and Severance Agreement between Chattem, Inc.
                and Robert E. Bosworth dated October 28, 2005